UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2020

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DE		1-10275		75-1914582
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

3000 Olympus Blvd
Dallas	TX			75019
(Address of principal executive offices)				(Zip Code)
		(972)	980-9917
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	EAT	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry Into a Material Definitive Agreement.
Brinker International, Inc. (the “Company”) and its wholly-owned subsidiaries, Brinker Restaurant Corporation, Brinker Texas, Inc., Brinker Florida, Inc., and Brinker International Payroll Company, L.P., each as a guarantor, entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) dated as of March 31, 2020 (the “Effective Date”), which amends its Credit Agreement dated as of March 12, 2015 (as heretofore amended, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Fifth Amendment, the “Amended Credit Agreement”) with a group of banks for which Bank of America, N.A. is acting as administrative agent (the “Administrative Agent”). Capitalized terms not defined in this description shall have the meanings given them in the Existing Credit Agreement.
The Credit Agreement dated as of March 12, 2015 was more specifically described in Item 1.01 of the Company’s Current Report on Form 8-K, filed March 12, 2015, and the Existing Credit Agreement was more specifically described in Note 9 of the Company’s Quarterly Report on Form 10-Q, filed January 29, 2020, both of which descriptions are incorporated by reference.
Commencing with the Fifth Amendment until the date of delivery of the financials for the fiscal quarter ending September 23, 2020, the aggregate principal amount of borrowings outstanding under the Amended Credit Agreement shall be limited to a maximum of $800,000,000 and the interest rate shall be increased to LIBOR plus 1.95%  (and the LIBOR floor was permanently increased to 0.75% from zero). During this period, the Company will also have supplemental reporting obligations to its banks and will be prohibited from making dividends, stock repurchases and investments. Following this interim period (subject to certain conditions) the Company shall be subject to a $50,000,000 aggregate limitation on dividends, stock repurchases and investments.
The Fifth Amendment also temporarily suspends and resets the financial covenants.  The fixed charge coverage ratio is decreased to 1.00:1.00 for the fiscal quarter ending September 23, 2020, and to 1.25:1.00 for the fiscal quarter ending December 23, 2020.  The leverage ratio covenant is suspended until the fiscal quarter ending September 23, 2020, at which point the covenant level is increased from 4.25:1.00 to 4.75:1.00.
The Fifth Amendment expands the collateral securing the loans under the Existing Credit Agreement, including, without limitation, intellectual property, but excluding any real estate or capital stock of or debt issued by any restricted subsidiary (as such term is defined in the Company’s notes). The Company is also required to provide additional subsidiary guarantees.

The foregoing is only a summary and it is qualified in its entirety by the specific terms of the Fifth Amendment.  Several of the banks party to the Amended Credit Agreement provide various other banking services to the Company.

SECTION 7 - REGULATION FD

Item 7.01. Regulation FD Disclosure

On April 2, 2020, the Company issued a press release providing a business update in response to the COVID-19 pandemic. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including the exhibit attached hereto, is furnished solely pursuant to Item 7.01 of Form 8-K. Consequently, such information is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Further, the information in this Item 7.01, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1Press Release dated April 2, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC., a Delaware corporation

Dated: April 2, 2020	By:	/s/ WYMAN T. ROBERTS
Wyman T. Roberts,
President and Chief Executive Officer
and President of Chili’s Grill & Bar
(Principal Executive Officer)